                                                                      Exhibit 24

                                POWER OF ATTORNEY

                                 October 1, 2012

         Know all men by these presents that each of the undersigned does hereby make, constitute and appoint Matthew P. Fisher and each individual named on the signature page hereto other than such undersigned, or any of them, as a true and lawful attorney-in-fact of such undersigned with full powers of substitution and revocation, for and in the name, place and stead of such undersigned (both in such undersigned's individual capacity and as a director, officer, member, partner or other authorized person of any corporation, limited liability company, partnership or other entity for which such undersigned is otherwise authorized to sign), to execute and deliver such forms, agreements and other documents as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of Cleantech Europe II
(A) LP, Cleantech Europe II (B) LP, Cleantech GP II Limited, Zouk Capital LLP,
Zouk Ventures Ltd. or such undersigned (including, without limitation, any amendments or supplements to any reports, forms or schedules previously filed by such persons or entities): (i) pursuant to Sections 13(d) and 16(a) of the
Securities Exchange Act of 1934, as amended, including without limitation, any
Schedule 13D (including but not limited to any joint filing agreement with respect thereto), Schedule 13G, Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including, without limitation, the
Form ID.

         This power of attorney is granted for a period of three (3) months. It becomes effective on October 1, 2012 and terminates on January 1, 2013.

          IN WITNESS WHEREOF, the undersigned hereby execute this Power of
Attorney as of the date first written above.

                                        /s/ Samer Souhail Salty
                                        ---------------------------------------
                                        Samer Souhail Salty

                                        /s/ Richard Alan Pereira
                                        ----------------------------------------
                                        Richard Alan Pereira

                                        /s/ Colin Campbell
                                        ----------------------------------------
                                        Colin Campbell

                                        /s/ Anthony Fox
                                        ----------------------------------------
                                        Anthony Fox

                                        /s/ Alois Flatz
                                        ----------------------------------------
                                        Alois Flatz